Exhibit 3.3

STATE OF DELAWARE
CERTIFICATE OF OWNERSHIP

SUBSIDIARY INTO PARENT
Section 253

CERTIFICATE OF OWNERSHIP
MERGING
BONDS.COM GROUP, INC.
INTO
IPORUSSIA, INC.

(Pursuant to Section 253 of the General Corporation Law of Delaware)

IPORUSSIA, Inc., a corporation incorporated on the 1st day of April, 2002 (the “Corporation”), pursuant to the provisions of the General Corporation Law of the State of Delaware;

DOES HEREBY CERTIFY that the Corporation owns 100% of the capital stock of Bonds.com Group, Inc., a corporation incorporated on the 19th day of December, 2007, pursuant to the provisions of the General Corporation Law of the State of Delaware, and that the Corporation, by unanimous consent of its Board of Directors dated the 21st day of December, 2007, determined to and did merge Bonds.com Group, Inc. into itself, which resolution is in the following words to wit:

WHEREAS, the Corporation lawfully owns 100% of the outstanding stock of Bonds.com Group, Inc., a corporation organized and exiting under the laws of State of Delaware; and

WHEREAS, the Corporation desires to merge Bonds.com Group, Inc. into itself and to be possessed of all the estate, property, rights, privileges and franchises of said corporation;

NOW, THEREFORE, BE IT RESOLVED, that the Corporation merge into itself Bonds.com Group, Inc. and assume all of its liabilities and obligations; and

FURTHER RESOLVED, that an authorized officer of the Corporation be, and he hereby is, directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge Bonds.com Group, Inc. and assume its liabilities and obligations and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware and a certified copy thereof in the office of the Recorder of Deeds of New Castle County; and

FURTHER RESOLVED, that the Corporation relinquishes its corporate name and assumes in place thereof the name Bonds.com Group, Inc.; and

FURTHER RESOLVED, that the proper officers of the Corporation be, and they hereby are, authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in any way necessary or proper to effect said merger.

IN WITNESS WHEREOF, said parent corporation has caused this certificate to be signed by an authorized officer this 21st day of December, 2007.

By:	/s/ John J. Barry IV
Name: John J. Barry IV
Title: Chief Executive Officer